UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 10, 2023

OMNICELL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4220 North Freeway
Fort Worth, TX 76137
(Address of principal executive offices, including zip code)

(877) 415-9990
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 10, 2023 (the “Effective Date”), Omnicell, Inc. (the “Company”), as borrower, entered into a Second Amended and Restated Credit Agreement (the “A&R Credit Agreement”) with the lenders from time to time party thereto, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and TD Securities (USA) LLC as joint lead arrangers and Wells Fargo Bank, National Association, as administrative agent. The A&R Credit Agreement provides for (a) a five-year revolving credit facility of $350 million (the “Revolving Credit Facility”) and (b) an uncommitted incremental loan facility of up to an amount equal to the sum of (x) the greater of $250 million and 100% of the adjusted consolidated EBITDA for the last four quarters and (y) additional amounts subject to pro forma compliance with certain consolidated secured net leverage ratio (the “Incremental Facility”). In addition, the A&R Credit Agreement includes a letter of credit sub-limit of up to $15 million and a swing line loan sub-limit of up to $25 million.
The A&R Credit Agreement replaces the existing Amended and Restated Credit Agreement, dated as of November 15, 2019 by and among the Company, the lenders from time to time party thereto, Wells Fargo Securities, LLC, Citizens Bank, N.A. and JPMorgan Chase Bank, N.A. as joint lead arrangers and Wells Fargo Bank, National Association, as administrative agent (as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of September 22, 2020, and the Second Amendment to Amended and Restated Credit Agreement dated as of March 29, 2023, the “Existing Credit Agreement”). The Company expects to use any future loans under the Revolving Credit Facility for working capital, potential acquisitions and other general corporate purposes.
Based on the Company’s current liquidity position and anticipated cash needs, the Company has downsized the Revolving Credit Facility from $500 million to $350 million with the ability to upsize under the Incremental Facility, subject to incremental lenders’ consent and other customary terms and conditions.
Loans under the Revolving Credit Facility bear interest, at the Company’s option, at a rate equal to either (a) the adjusted Term SOFR, plus an applicable margin ranging from 1.50% to 2.25% per annum based on the Company’s Consolidated Total Net Leverage Ratio (as defined in the A&R Credit Agreement), or (b) an alternate base rate equal to the highest of (i) the prime rate, (ii) the federal funds rate plus 0.50%, and (iii) the adjusted Term SOFR for an interest period of one month plus 1.00%, plus an applicable margin ranging from 0.50% to 1.25% per annum based on the Company’s Consolidated Total Net Leverage Ratio. Undrawn commitments under the Revolving Credit Facility are subject to a commitment fee ranging from 0.20% to 0.35% per annum based on the Company’s Consolidated Total Net Leverage Ratio on the average daily unused portion of the Revolving Credit Facility. Within 18 months of the Effective Date, the Company has the option, subject to consent of the required lenders, to enter into an ESG amendment to provide for certain adjustments of the applicable margin and commitment fee based on conditions tied to sustainability related key performance indicators to be determined by the Company and the agents. The applicable margin for and certain other terms of any term loans under the Incremental Facility will be determined prior to the incurrence of such loans. Subject to the terms and conditions of the Revolving Credit Facility or Incremental Facility, the Company is permitted to make voluntary prepayments at any time without payment of a premium or penalty.
The maturity date of the Revolving Credit Facility is the fifth anniversary of the Effective Date, subject to a springing maturity that is 91 days prior to the maturity date of the Company’s outstanding 0.25% Convertible Senior Notes due 2025 (“Convertible Senior Notes”) unless as of such date (x) no more than $175,000,000 principal amount of such Convertible Senior Notes remains outstanding and (y) availability under the Revolving Credit Facility is greater than or equal to 65%.
The A&R Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, dividends and other distributions. The A&R Credit Agreement contains financial covenants that require the Company and its subsidiaries to not exceed a maximum consolidated secured net leverage ratio and maintain a minimum consolidated interest coverage ratio. In addition, the A&R Credit Agreement contains certain customary events of default including, but not limited to, failure to pay interest, principal and fees or other amounts when due, material misrepresentations or misstatements in any representation or warranty, covenant defaults, certain cross defaults to other material indebtedness, certain judgment defaults and events of bankruptcy.
The Company’s obligations under the A&R Credit Agreement and, at the election of the Company and the contracting counterparty, any secured swap obligations and banking services obligations owing to a lender (or an affiliate of a lender), are guaranteed by certain of its domestic subsidiaries and secured by substantially all of its and such subsidiary guarantors’ assets. In connection with entering into the A&R Credit Agreement, and as a condition precedent to borrowing loans thereunder, the Company and certain of the Company’s other direct and indirect subsidiaries have entered into certain ancillary agreements, including, but not limited to, a reaffirmation agreement, which amends certain terms of the existing collateral agreement and reaffirms their obligations under the existing guaranty agreement.

References to the terms of the A&R Credit Agreement are qualified in their entirety by reference to the full text of the A&R Credit Agreement, which is incorporated herein by reference to Exhibit 10.1.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement.” is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Second Amended and Restated Credit Agreement, dated as of October 10, 2023, among Omnicell, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.
Date: October 16, 2023	/s/ Nchacha Etta
Nchacha Etta
Executive Vice President and Chief Financial Officer